For Immediate Release:                                                                                     Contact:
July 1, 2008                                                                                                           Dawn M. Robért, Investor Relations
Galaxy Nutritional Foods, Inc.
(407) 854-0433

GALAXY NUTRITIONAL FOODS REPORTS FY2008 RESULTS

 FY2008 NET INCOME OF $1,338,855

ORLANDO, Florida (July 1, 2008) Galaxy Nutritional Foods, Inc. (OTC BB: GXYF), a leading developer and marketer of cheese alternatives, organic dairy and other organic and natural food products, today reported operating results for the fourth quarter and fiscal year ended March 31, 2008.  The Company will host an investor conference call to discuss these results at 11:00 a.m. Eastern Time (EDT) today, July 1, 2008 (see details below).

For the three months ended March 31, 2008, the Company reported net income of $232,150, or $0.01 per diluted share, on net sales of approximately $6.4 million.  These results compared with net sales of approximately $6.5 million and net income of $201,179, or $0.01 per share, in the fourth quarter of the previous fiscal year.

For the twelve months ended March 31, 2008, the Company reported a net income of $1,338,855, or $0.07 per diluted share, on net sales of approximately $25.2 million.  Operating expenses during FY2008 included a previously disclosed employment contract expense in the amount of $346,447. Exclusive of this item, the Company would have reported income from operations of approximately $2.2 million in the fiscal year ended March 31, 2008.

In the twelve months ended March 31, 2007, the Company reported net income of $146,498, or $0.01 per diluted share, on net sales of approximately $27.2 million.  FY2007 operating expenses included a previously disclosed write-down of a non-recurring, non-cash reserve on a stockholder note receivable in the amount of $1,428,000; expenses related to disposal activities of $295,651; and $108,160 in non-cash stock-based compensation expense.  Exclusive of these items, the Company would have reported income from operations of approximately $2.7 million in the fiscal year ended March 31, 2007.

The Company generated EBITDA, as adjusted (a non-GAAP measure), of $2,195,659 (8.7% of net sales) in FY2008, compared with EBITDA, as adjusted, of $2,955,491 (10.9% of net sales) in FY2007 (see EBITDA table at end of this release for further Non-GAAP information).

“The last half of fiscal 2008 brought sharp, continuous cost increases in critical commodities that squeezed our margins, but with selective price increases, reductions in other costs and emphasis on non-casein products, Galaxy delivered solid operating profits,” stated Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call to discuss FY2008 operating results at 11:00 a.m. EDT today, July 1, 2008.

Shareholders and other interested parties may participate in the conference call by dialing 888-200-8867 (international/local participants dial 973-935-8765) and referencing the ID code 53770300 a few minutes before 11:00 a.m. EDT on July 1, 2008. A replay of the conference call will be available on Galaxy Nutritional Foods’ website at:  http://www.galaxyfoods.com/investors/transcripts.asp starting on Wednesday, July 2, 2008.

About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods, Inc. (OTC BB: GXYF) develops and globally markets plant based cheese alternatives, organic dairy and other organic and natural food products to grocery and natural foods retailers, mass merchandisers and foodservice accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company’s top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, Rice Vegan and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious and delicious food products made with high quality natural ingredients that exceed the expectations of today’s health conscious consumers. Galaxy is also committed to reducing its environmental impact as part of an Eat Green for Body & Earth™ program that offsets carbon emissions associated with product shipping and emphasizes the use of organic ingredients.  For more information on Galaxy's products or green initiatives, visit www.galaxyfoods.com.

Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is quoted on the OTC Bulletin Board under the symbol “GXYF”.

Any statement of future expectations in this press release, including without limitation, as to future revenues, earnings and profitability, plans and objectives for future operations, future economic performance or expected operational developments, and all other statements regarding the future are “forward looking” statements within the meaning of the Private Securities Litigation Act of 1995.  These forward looking statements are based on the Company’s strategic plans and involve risks and uncertainties that may cause actual results to differ materially and adversely from these forward looking statements.  Such risks and uncertainties include, without limitation: the Company’s ability to execute its business strategy in a very competitive service and pricing environment; the Company’s ability to refinance or repay certain short-term indebtedness due an affiliate of the Company and its potential impact on the Company’s ability to continue as a going concern, risks associated with the launch of new marketing campaigns; continued relations with and pricing dependence on third party suppliers; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission, including without limitation, the Company’s annual report on Form 10-K for the year ended March 31, 2008.  Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release any revisions to these forward- looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

(Financial statements follow)

GALAXY NUTRITIONAL FOODS, INC.
Balance Sheets
	MARCH 31,	MARCH 31,
	2008	2007

ASSETS
CURRENT ASSETS:
Cash	$1,893,425	$879,487
Trade receivables, net of allowance of $658,000 and $1,498,000	2,516,496	2,652,845
Inventories, net of reserve of $38,533 and $0	116,902	377,432
Prepaid expenses and other	95,906	261,693

Total current assets	4,622,729	4,171,457

PROPERTY AND EQUIPMENT, NET	65,671	90,181
OTHER ASSETS	68,463	102,980

TOTAL	$4,756,863	$4,364,618

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Secured borrowings	$--	$556,886
Accounts payable	1,393,810	1,718,088
Accrued and other current liabilities	1,028,049	823,258
Related party note payable	2,685,104
Current portion of accrued employment contracts	282,599	366,305

Total current liabilities	5,389,562	3,464,537

ACCRUED EMPLOYMENT CONTRACTS, less current portion	--	194,491
RELATED PARTY NOTE PAYABLE	--	2,677,144

Total liabilities	5,389,562	6,336,172

COMMITMENTS AND CONTINGENCIES	--	--

STOCKHOLDERS’ DEFICIT:
Common stock, $.01 par value; authorized 85,000,000 shares; 17,110,016 shares issued	171,100	171,100
Additional paid-in capital	70,167,149	70,167,149
Accumulated deficit	(70,970,948)	(72,309,803)

Total stockholders’ deficit	(632,699)	(1,971,554)

TOTAL	$4,756,863	$4,364,618

GALAXY NUTRITIONAL FOODS, INC.
Statements of Income

Fiscal Years Ended March 31,	2008	2007

Net Sales	$25,190,600	$27,162,110
Cost of Goods Sold	15,676,654	16,224,549
GROSS MARGIN	9,513,946	10,937,561

OPERATING EXPENSES:
Selling	3,492,129	3,719,986
Delivery	1,023,440	902,979
General and administrative, including $0 and $108,160 non-cash compensation related to stock-based transactions	2,516,590	3,429,261
Employment contract expense-general and administrative	346,447	--
Research and development	330,557	224,843
Reserve on stockholder note receivable	--	1,428,000
Cost of disposal activities	--	295,651
Loss on disposal of assets	615	44,280
Total operating expenses	7,709,778	10,045,000

INCOME FROM OPERATIONS	1,804,168	892,561

INTEREST EXPENSE	(453,313)	(746,063)

INCOME BEFORE TAXES	1,350,855	146,498

INCOME TAX EXPENSE	(12,000)	--

NET INCOME	$1,338,855	$146,498

BASIC NET INCOME PER COMMON SHARE	$0.08	$0.01
DILUTED NET INCOME PER COMMON SHARE	$0.07	$0.01

GALAXY NUTRITIONAL FOODS, INC.
Statements of Cash Flows

Fiscal Years Ended March 31,	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$1,338,855	$146,498
Adjustments to reconcile net income to net cash from (used in) operating activities:
Depreciation and amortization	44,429	141,339
Amortization of debt discount and financing costs	42,477	271,046
Provision for future credits and doubtful accounts on trade receivables	(836,500)	(179,971)
Inventory reserve	38,533	--
Provision for loss on stockholder note receivable	--	1,428,000
Non-cash compensation related to stock-based transactions	--	108,160
Loss on disposal of assets	615	44,280
(Increase) decrease in:
Trade receivables	972,849	1,545,932
Inventories	221,997	(103,904)
Prepaid expenses and other	165,787	(190,976)
Increase (decrease) in:
Accounts payable	(324,278)	(937,427)
Accrued and other liabilities	(73,406)	(347,848)

NET CASH FROM OPERATING ACTIVITIES	1,591,358	1,925,129

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20,534)	(27,868)
Proceeds from sale of equipment	--	45,455
Increase in other assets	--	69,844

NET CASH FROM (USED IN) INVESTING ACTIVITIES	(20,534)	87,431

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on secured borrowings	(556,886)	(1,362,116)
Borrowings on notes payable	--	1,200,000
Repayments on notes payable	--	(1,200,000)
Financing costs for long term debt	--	(144,011)
Principal payments on capital lease obligations	--	(62,826)

NET CASH USED IN FINANCING ACTIVITIES	(556,886)	(1,568,953)

NET INCREASE IN CASH	1,013,938	443,607

CASH, BEGINNING OF YEAR	879,487	435,880

CASH, END OF YEAR	$1,893,425	$879,487

GALAXY NUTRITIONAL FOODS, INC.
EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
(Unaudited)

                                                                                                                                                                                   THREE MONTHS ENDED                                                 TWELVE MONTHS ENDED
                                                                                                                                                                                                                                                            MARCH 31,                                                                             MARCH 31,
	2008	2007	2008	2007

NET SALES	$6,427,240	$6,491,152	$25,190,600	$27,162,110

NET INCOME	$232,150	$201,179	$1,338,855	$146,498
Plus:
Non-cash compensation expense	--	--	--	108,160
G&A expenses related to strategic alternatives	--	--	--	45,500
Employment contract expense	--	--	346,447	--
Reserve on stockholder note receivable	--	--	--	1,428,000
Cost of disposal activities	--	12,104	--	295,651
Loss on disposal of assets	103	--	615	44,280
Interest expense	110,000	122,790	453,313	746,063
Taxes	--	--	12,000	--
Depreciation and amortization expense	11,121	11,237	44,429	141,339
EBITDA, as adjusted	$353,374	$347,310	$2,195,659	$2,955,491

As a % of Net Sales	5.5%	5.4%	8.7%	10.9%

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company’s current on-going operations and business trends related to its financial condition and results of operations.  Additionally, these measures are key factors upon which the Company prepares its budgets and forecasts. In its determination of non-GAAP measures, management excludes the non-cash compensation related to stock-based compensation, G&A expenses related to strategic alternatives, the cost of disposal activities, impairment or loss on the disposal of assets, employment contract expense, and the reserve against a stockholder note receivable from its analysis of operating income because it believes that these items do not accurately reflect the Company’s current on-going operations. With respect to non-cash compensation, this is calculated based on fluctuations in the Company’s stock price which are outside the Company’s control and typically do not reflect the Company’s operations.  These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

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